UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2007 (February 26, 2007)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1684963

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-2.1 Amendment No. 2 to Purchase Agreement
Ex-99.1 February 26, 2007 Press Release

Item 1.01. Entry Into a Material Definitive Agreement.
     On September 6, 2006, King Pharmaceuticals, Inc. (the “Company”), King Pharmaceuticals Research and Development, Inc. a wholly-owned subsidiary of the Company (together with the Company, “King”) and Ligand Pharmaceuticals Incorporated (“Ligand”) entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which King agreed to acquire all of Ligand’s rights in and to AVINZA® (morphine sulfate extended-release capsules) in the United States, its territories and Canada, along with other, related assets (the “Transaction”). King’s entry into the Purchase Agreement was previously reported on the Company’s Current Report on Form 8-K dated September 12, 2006.
     On January 3, 2007, the parties entered into Amendment No. 1 (“Amendment No. 1”) to the Purchase Agreement, which was effective as of November 30, 2006 and which, among other things, extended the “Outside Date” for the Transaction from December 31, 2006 to February 28, 2007. King’s entry into Amendment No. 1 was previously reported on the Company’s Current Report on Form 8-K dated January 5, 2007.
     On February 26, 2007, the parties entered into Amendment No. 2 (“Amendment No. 2”) to the Purchase Agreement, principally to address certain second-source manufacturing, inventory, and related items. Among other terms, the parties agreed that Ligand’s second source manufacturing arrangement for AVINZA® would be wound down and that the inventory adjustments at the closing of the Transaction (“Closing”) would include a $6 million adjustment for anticipated higher cost of goods for King. The parties further agreed to transfer two batches of AVINZA® recently completed at the second source as part of Ligand’s product inventory to be transferred at Closing, but otherwise not to assign or transfer the second source arrangement and related contracts and liabilities to King. Ligand will remain responsible for these contracts and liabilities. The parties also agreed that Ligand would not market any controlled release solid oral dosage formulation containing morphine and its salts as its sole active ingredient in the United States or Canada, consistent with the original AVINZA® license from Elan Corporation plc.
     Amendment No. 2 to the Purchase Agreement is filed as Exhibit 2.1 to this report. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On February 26, 2007, King completed the acquisition of all rights of Ligand in and to AVINZA® (morphine sulfate extended-release capsules) in the United States, its territories and Canada, including, among other things, all AVINZA® inventory, equipment, records and related intellectual property, and assumed certain liabilities (collectively, the “Transaction”). Information regarding King’s completion of the Transaction was previously reported in Note 9, “Acquisitions, Dispositions, Co-Promotions and Alliances” in Item 15(a)(1), “Exhibits and Financial Statement Schedules”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
     The press release announcing the completion of the transaction is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

2.1	Amendment No. 2 to Purchase Agreement, by and between King and Ligand, effective as of February 26, 2007.

99.1	Press release of the Company dated February 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007	KING PHARMACEUTICALS, INC.
	By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Amendment No. 2 to Purchase Agreement, by and between King and Ligand, effective as of February 26, 2007.

99.1	Press release of the Company dated February 26, 2007.